Exhibit 99.1

National Patent Development Corporation
Changes Name to Wright Investors’ Service Holdings, Inc.

MOUNT KISCO, NY and MILFORD, CT ― February 4, 2013 ― National Patent Development Corporation announced that effective today its name has been changed to Wright Investors’ Service Holdings, Inc. (OTC Bulletin Board: WISH).   Wright Investors’ Service Holdings, Inc. is the parent company of The Winthrop Corporation, whose wholly-owned subsidiary, Wright Investors’ Service, Inc., is an investment management and financial advisory firm with approximately $1.5 billion of assets under management.

Harvey P. Eisen, Chairman and CEO of Wright Investors’ Service Holdings, Inc., commented, “The name change reflects our recent merger with Wright and our commitment to the Wright name.  We look forward to building upon the Wright brand, its 50-year track record and time-tested diversified suite of products as we aim to become a leading asset management organization over time.  Our goals are to continue to grow both internally and through key strategic partners and acquisitions.”

Peter M. Donovan, CFA®, Chairman and CEO of Wright Investors’ Service, Inc., stated, “This name change builds upon the Firm’s 50+ year history of providing clients with sound investment management and a commitment to the highest fiduciary standards.   We look forward to expanding the Wright Investors’ brand as a world class investment management firm.”

Wright Investors’ Service Holdings, Inc., a Delaware corporation headquartered in Mount Kisco, New York, through its wholly-owned subsidiary, the Winthrop Corporation, a Connecticut corporation headquartered in Milford, Connecticut, offers investment management services, financial advisory services and investment research to large and small investors, both taxable and tax-exempt.  For more than 50 years, the Wright companies have assisted institutions, plan sponsors, labor unions, bank trust departments, trust companies and individual investors in achieving their financial objectives.  Wright’s management approach is to invest assets prudently by balancing risk and return.  At the center of Wright’s investment process is the Wright Investment Committee.  The Committee consists of a select group of senior investment professionals who are supported by an experienced staff.  Founded as a research organization in 1960, Wright develops and publishes investment research reports on over 35,000 companies worldwide along with its established investment commentaries on the economy and investment markets.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and include, but are not limited to, the risk that the expected benefits of the merger with the Winthrop Corporation on December 19, 2012 may not be achieved and may therefore make an investment in Wright Investors’ Service Holdings, Inc.’s securities less attractive to investors.   Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking information may be identified by such forward-looking terminology as “anticipate,” “believe,” “may,” “will,” and similar terms or variations of such terms. Additional information on these and other risks, uncertainties and factors is included in Wright Investors’ Service Holdings, Inc.’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by Wright Investors’ Service Holdings, Inc. with the SEC.  If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate,  our actual results could differ materially. You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.  Wright Investors’ Service Holdings, Inc. assumes no obligation to, and neither plans to, update any such forward-looking statements, other than as required by law.

Contact:
Wright Investors’ Service Holdings, Inc.
Harvey P. Eisen
Chairman and Chief Executive Officer
914-242-5700

The Winthrop Corporation and Wright Investors’ Service, Inc.
Peter M. Donovan, CFA®
Chairman and Chief Executive Officer
203-783-4400